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                                                                   EXHIBIT 10.25

                                                                  EXECUTION COPY

                             WELLCARE HOLDINGS, LLC

                        MANAGEMENT SUBSCRIPTION AGREEMENT

                  THIS MANAGEMENT SUBSCRIPTION AGREEMENT (this "Agreement") is made and entered into as of September 6, 2002 by and between WellCare Holdings, LLC, a Delaware limited liability company (the "Company"), and Todd S. Farha ("Employee"). Capitalized terms used herein and not otherwise defined are defined in Section 7 hereof.

                  WHEREAS, the Company and Employee desire to enter into this Agreement (i) to provide for the issuance of Class A Common Units and Class C Common Units to Employee pursuant to the terms contained herein and (ii) to provide certain rights and obligations with respect to Employee's ownership of Employee Units.

                  NOW THEREFORE, in consideration of the mutual covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

                  1. PURCHASE, SALE AND GRANT OF COMMON UNITS. Upon execution of this Agreement, Employee will purchase, and the Company will sell 16,666.67 Class A Common Units (the "Investment Units"), in exchange for an aggregate cash purchase price of $50,000, which represents a purchase price of $3.00 per Class A Common Unit. As a result of the Employee's purchase of the Class A Common Units described in the immediately preceding sentence, the Company hereby grants to the Employee 2,010,185.18 Class C Common Units (the "Incentive Units").

                  2. REPRESENTATIONS AND WARRANTIES; ACKNOWLEDGMENTS AND AGREEMENTS.

                  (a) Representations and Warranties by Employee. In connection with the issuance of Employee Units to Employee pursuant to this Agreement, Employee hereby represents and warrants to the Company that:

                           (i) The Employee Units acquired or to be acquired by Employee will be acquired for Employee's own account and not with a view to, or intention of, distribution thereof in violation of the Securities Act or any applicable state securities laws, and no Employee Units will be disposed of in contravention of the Securities Act or any applicable state securities laws.

                           (ii) Employee is a senior manager of the Company or one of its subsidiaries, is sophisticated in financial matters and is able to evaluate the risks and benefits of the investment in Employee Units.

                           (iii) Employee is able to bear the economic risk of his investment in Employee Units for an indefinite period of time because the Employee Units have not been registered under the Securities Act and, therefore, cannot be sold unless

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         subsequently registered under the Securities Act or an exemption from such registration is available.

                           (iv) Employee has had an opportunity to ask questions and receive answers concerning the terms and conditions of the offering of Employee Units and has had full access to such other information concerning the Company and its subsidiaries as he has requested. Employee acknowledges and agrees that this Agreement is a legal document which is a binding obligation of Employee and that Employee has been provided with ample opportunity to consult with independent legal counsel regarding the terms, conditions and nature of this Agreement.

                           (v) This Agreement constitutes the legal, valid and binding obligation of Employee, enforceable in accordance with its terms, and the execution, delivery and performance of this Agreement by Employee does not and will not conflict with, violate or cause a breach of any agreement, contract or instrument to which Employee is a party or any judgment, order or decree to which Employee is subject.

                  (b) Acknowledgment by Employee. Employee acknowledges and agrees that neither the issuance of any Employee Units to Employee nor any provision contained herein will entitle Employee to remain in the employment of the Company or its subsidiaries or affect the right of the Company or any of its subsidiaries to terminate Employee's employment at any time for any reason.

                  (c) Section 83(b) Election. Employee hereby agrees that, by no later than 30 days after the date hereof, Employee will file an Election to include Property in Gross Income pursuant to Section 83(b) of the Internal Revenue Code of 1986, as amended (a "Section 83(b) Election") with the Internal Revenue Service regarding the Employee Units, which Section 83(b) Election shall be in a form reasonably satisfactory to the Company.

                  3.       VESTING OF EMPLOYEE INCENTIVE UNITS.

                  (a) The Employee Incentive Units shall "vest" as provided in this Section 3. As of any date the total number of Employee Incentive Units which will be "Vested Employee Incentive Units" as of such date shall equal the product of the total number of Employee Incentive Units multiplied by the then Applicable Percentage (as herein defined); provided that all of the Employee Incentive Units shall be "Vested Employee Incentive Units" upon the consummation of a Change of Control (but only if the Termination Date has not occurred prior to such Change of Control); provided, further, that upon the Termination Date, all vesting of Employee Incentive Units shall immediately cease, with the effect that from and after the Termination Date the total number of Employee Incentive Units which will be "Vested Employee Incentive Units" shall equal the number of Employee Incentive Units which were "Vested Employee Incentive Units" as of the Termination Date, whether or not a Change of Control occurs thereafter.

                  (b) For purposes of this Section 3, the "Applicable Percentage" shall equal, as of any date, (A) 25% plus (B) "Q"%, where "Q" is determined by multiplying the Number of

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Months (as herein defined) as of such date by 2.08333333; provided that in no event shall the "Applicable Percentage" be greater than 100%.

                  (c) For purposes of this Section 3, the "Number of Months" shall equal, as of any date, the number of full calendar months during the period beginning on the date hereof and ending on either (i) such date or
(ii) the Termination Date if the Termination Date occurred prior to such date (in all cases rounded down to the nearest whole number); provided, however, that, notwithstanding the foregoing, in the event the Termination Date occurs prior to the date one year after the date hereof either by a WellCare Company Without Cause or by the Employee for Good Reason, then the Number of Months shall be deemed to equal twelve (12).

                  (d) As of any date, the term "Unvested Employee Incentive Units" means the Employee Incentive Units that are not Vested Employee Incentive Units as of such date.

                  4. FORFEITURE OF UNVESTED EMPLOYEE INCENTIVE UNITS UPON THE TERMINATION DATE. If the Termination Date occurs for any reason, then, effective as of the Termination Date and without any further action by the Company, the Employee or any of the Employee's Affiliates or any other Person, all then Unvested Employee Incentive Units (whether owned by Employee, any of Employee's Affiliates or any other Person) shall immediately be forfeited to the Company and shall cease to be issued and outstanding.

                  5. UNVESTED EMPLOYEE INCENTIVE UNITS. Notwithstanding anything contained herein to the contrary, if at any time the Company makes any distribution (other than Tax Advances (as such term is defined in the LLC Agreement)) or any other payment is made by any Person with respect to any Unvested Employee Incentive Units which, but for the provisions of this Section 5, the holder of such Unvested Employee Incentive Units (an "Unvested Holder") would be entitled to receive, then such distribution or payment shall be made into an escrow account (the "Escrow Account") rather than to such Unvested Holder. The Escrow Account shall provide (i) that the property distributed or paid into such Escrow Account as well as all earnings thereon (the "Escrow Property") shall be held for the benefit of such Unvested Holder and for the benefit of the Company's other holders of Common Units as of the time of such distribution or payment, (ii) that any such Escrow Property that is cash may be invested in the discretion of the Company (or such other representative of the holders of the Company's Common Units as of the time of such distribution or payment as may be appropriate) in short-term fixed income investments, (iii) that so long as Employee remains a full time employee of a WellCare Company, such Unvested Holder's interest in the Escrow Property shall continue to "vest" in the same manner as the "vesting" of such Unvested Holder's Employee Incentive Units pursuant to the terms hereof and, subject to any applicable transfer restrictions on the Escrow Property, upon the "vesting" of any Escrow Property, ownership and control of such vested Escrow Property shall be transferred to such Unvested Holder no later than ten (10) business days after the vesting of such Escrow Property, (iv) that if the Termination Date occurs prior to the "full vesting" of the Escrow Property, then, subject to any applicable transfer restrictions on the Escrow Property, all "unvested" Escrow Property shall be appropriately distributed to the other holders of the Company's Common Units as of the time of such distribution or payment, and all of the "vested" Escrow Property which has not previously been distributed to such Unvested Holder shall be distributed to such Unvested Holder, (v) that any WellCare Company (or such other representative of the holders of the Company's Common Units as of the time of such distribution

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or payment as may be appropriate) may be the escrow agent, and (vi) such other terms as the Board (or such other representative of the holders of the Company's Common Units as of the time of such distribution or payment as may be appropriate) may deem appropriate and which are, in all material respects, consistent with the intent of this Agreement (including Section 3 and this Section 5).

                  6.       PRE-EMPTIVE RIGHTS.

                  (a) Right of Participation. Subject to the terms and conditions specified in this Section 6, the Company hereby grants to Employee a right of first offer to purchase his Pro Rata Share of New Securities which the Company may from time to time propose to sell and issue, as follows:

                           (i) The Company shall deliver a written notice (the "Participation Notice") to Employee stating (x) its bona fide intention to issue and sell New Securities, (y) the number and type of such New Securities and (z) the price and terms upon which it proposes to issue such New Securities.

                           (ii) By written notification received by the Company within 15 days after the giving of the Participation Notice, Employee may elect to purchase, at the price and on the terms specified in the Participation Notice, up to his respective Pro Rata Share of such New Securities.

                           (iii) Beginning 15 days after the date of the Participation Notice, the Company shall have 120 days to sell the New Securities not elected or eligible to be purchased by the Employee, at a price and upon terms no more favorable to the purchasers of such securities than specified in the Participation Notice. In the event that the Company has not sold all of the New Securities within such 120 day period, the Company shall not thereafter issue or sell any New Securities without first offering such securities to Employee in accordance with this Section 6.

                  (b) Termination. Notwithstanding anything to the contrary contained herein, the provisions of this Section 6 will terminate and be of no further force or effect upon the closing of an Initial Public Offering.

                  7. DEFINITIONS. The following terms are defined as follows:

                  "Affiliate" means, when used with reference to a specified Person, any Person that directly or indirectly controls or is controlled by or is under common control with the specified Person. As used in this definition, "control" (including, with its correlative meanings, "controlled by" and "under common control with") shall mean possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise). With respect to any Person who is an individual, "Affiliates" shall also include, without limitation, any member of such individual's Family Group.

                  "Board" means the Company's Board of Directors.

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                  "Change of Control" means (i) any sale of all or substantially all of the assets of the Company and its subsidiaries on a consolidated basis in one or more transactions (including if accomplished pursuant to the sale by the Company of shares of common stock (including by any merger where the Company receives primarily cash and/or freely and publicly traded securities in exchange for such common stock) of WellCare Acquisition Company, a New York corporation and a wholly-owned subsidiary of the Company) or (ii) any transaction (whether a sale of Common Units, or a merger, recapitalization, consolidation or reorganization) involving the Company which results in Soros Private Equity Investors LP and its Affiliates collectively designating (or otherwise being represented by) less than two (2) members of the Board.

                  "Class A Common Units" means the Company's Class A Common Units (as such term is defined in the LLC Agreement).

                  "Class B Common Units" means the Company's Class B Common Units (as such term is defined in the LLC Agreement).

                  "Class C Common Units" means the Company's Class C Common Units (as such term is defined in the LLC Agreement).

                  "Common Units" means collectively the Class A Common Units, the Class B Common Units, the Class C Common Units and any other equity securities of the Company (or its successors) which are not limited to a fixed sum or percentage of par value or stated value in respect of the rights of the holders thereof to participate in dividends or other distributions or in the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of the issuer of such securities, including any common equity securities of any successor entity of the Company issued pursuant to a transaction of the type described in Section 12.16 of the LLC Agreement.

                  "Employee Incentive Units" means (i) the Incentive Units and
(ii) all equity securities issued with respect to the equity referred to in clause (i) above by way of unit or stock dividend or distribution or stock or unit split in connection with any conversion, merger, consolidation or recapitalization or other reorganization affecting the Class C Common Units.

                  "Employee Investment Units" means (i) the Investment Units and
(ii) all equity securities issued with respect to the equity referred to in clause (i) above by way of unit or stock dividend or distribution or stock or unit split in connection with any conversion, merger, consolidation or recapitalization or other reorganization affecting the Class A Common Units.

                  "Employee Units" means the Employee Incentive Units and the Employee Investment Units.

                  "Family Group" means, with respect to any Person who is an individual, (i) such Person's spouse, former spouse, descendants (whether natural or adopted), parents and their descendants and any spouse of the foregoing persons (collectively, "relatives"), (ii) the trustee, fiduciary or personal representative of such Person and any trust solely for the benefit of such Person and/or such Person's relatives or (iii) any limited partnership or limited liability company the governing instruments of which provide that such Person shall have the exclusive, nontransferable power to direct the management and policies of such entity and of which the sole

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owners of partnership interests, membership interests or any other equity interests are, and will remain, limited to such Person and such Person's relatives.

                  "Farha Employment Agreement" means the Employment Agreement, dated as of July 31, 2002, between one or more of the WellCare Companies and Employee, as amended from time to time.

                  "Good Reason" has the meaning given to such term in the Farha Employment Agreement.

                  "Initial Public Offering" means the initial public offering of equity securities of the Company or any of its subsidiaries or affiliates, as described in Section 12.16 of the LLC Agreement.

                  "LLC Agreement" means the Second Amended and Restated Limited Liability Company Agreement of the Company, as amended from time to time.

                  "New Securities" means any Units of the Company, including Common Units and any series of Preferred Units, whether now authorized or not, and rights, options or warrants to purchase said Common Units or Preferred Units, and securities of any type whatsoever that are, or may become, convertible into or exchangeable for said Common Units or Preferred Units; provided, however, that such term shall not include Units issued or issuable:
(i) upon conversion of Preferred Units; (ii) to employees, officers, directors or consultants of the Company or any of its subsidiaries pursuant to any stock or unit option, stock or unit grant, stock or unit purchase or similar plans and/or arrangements, the primary purpose of which are not to raise additional equity capital for the Company; (iii) in connection with equipment leasing arrangements, bank or other institutional loans, other debt financing arrangements, acquisitions of product lines or other arrangements or transactions, the principal purpose of which is other than equity, convertible debt, or equity equivalent financing; (iv) as a stock or unit split, dividend, distribution or a recapitalization or reorganization of the Company; (v) in an Initial Public Offering or otherwise in a transaction of the type described in
Section 12.16 of the LLC Agreement; (vi) as direct consideration for the acquisition by the Company or any of its subsidiaries of all or substantially all of the stock, equity or assets of any other entity or the merger of any other entity with or into the Company or any of its subsidiaries; (vii) if the Employee agrees in writing that such Units shall not constitute New Securities; or (viii) upon exercise of warrants or options, or upon the conversion of convertible securities.

                  "Person" means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, a governmental entity or any department, agency or political subdivision thereof or any other entity or organization.

                  "Preferred Units" means the Company's Preferred Units (as such term is defined in the LLC Agreement).

                  The "Pro Rata Share" of Employee shall equal the proportion that the total number of vested Common Units then held by Employee plus the number of Common Units issuable upon conversion of any vested Preferred Units then held by Employee bears to the sum

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of the total number of Common Units then outstanding plus the number of Common
Units issuable upon exercise or conversion of all then outstanding securities exercisable for or convertible into, directly or indirectly, Common Units.

                  "Securities Act" means the Securities Act of 1933, as amended from time to time.

                  "Securityholders Agreement" means the Securityholders Agreement, dated as of the date hereof, by and among, the Company, Soros Private Equity Investors LP, Employee, and the other parties named therein, as amended from time to time.

                  "Termination Date" means the date that the Employee ceases to be a full-time employee of any of the WellCare Companies for any reason.

                  "Units" means the Company's Units (as such term is defined in the LLC Agreement).

                  "WellCare Companies" means the Company and its subsidiaries whether currently existing or hereafter acquired or formed.

                  "Without Cause" has the meaning given to such term in the Farha Employment Agreement.

                  8. NOTICES. Any notice given pursuant to this Agreement shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by facsimile or by registered or certified mail (postage prepaid, return receipt requested) or by nationally recognized overnight courier service to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 8):

                  To the Company:

                           WellCare Holdings, LLC
                           67 East 11th Street, Suite 318
                           New York, NY 10003
                           Attention: Chief Executive Officer and Secretary
                           Tel: (212) 388-1191
                           Fax: (212) 388-1659

                  With a copy, which shall not constitute notice, to:

                           Soros Private Equity Partners
                           888 Seventh Avenue, 28th Floor
                           New York, NY 10106
                           Attention: Christian Michalik
                           Tel: (212) 262-6300
                           Fax: (212) 245-5154

                                    and

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                           Kirkland & Ellis
                           153 East 53rd Street
                           New York, NY 10022
                           Attention: W. Brian Raftery, Esq.
                           Tel: (212) 446-4819
                           Fax: (212) 446-4900

                                    and

                           Brobeck, Phleger & Harrison LLP
                           2100 Reston Parkway, Suite 203
                           Reston, VA 20191
                           Attention: Thaddeus Bereday, Esq.
                           Tel: (703) 621-3026
                           Fax: (703) 621-3001

                  To the Employee:

                           at the Employee's last address or telecopy number on the records of the Company

                  9. SEVERABILITY. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or the effectiveness or validity of any provision in any other jurisdiction, and this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

                  10. COMPLETE AGREEMENT. This Agreement embodies the complete agreement and understanding among the parties and supersedes and preempts any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

                  11. COUNTERPARTS. This Agreement may be executed in separate counterparts, each of which will be deemed to be an original and all of which taken together will constitute one and the same agreement.

                  12. SUCCESSORS AND ASSIGNS; TRANSFERS. This Agreement is intended to bind and inure to the benefit of and be enforceable by Employee and the Company and their respective successors, heirs and permitted assigns. Prior to transferring any Employee Units to any Permitted Transferee (as such term is defined in the Securityholders Agreement), unless waived in writing by the Board, Employee will cause such Permitted Transferee to execute and deliver to the Company an agreement (or joinder to this Agreement) containing the rights, restrictions and obligations set forth herein with respect to the Employee Units.

                  13. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT GIVING EFFECT TO ANY RULES,

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PRINCIPLES OR PROVISIONS OF CHOICE OF LAW OR CONFLICT OF LAWS (WHETHER OF THE
STATE OF DELAWARE OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF DELAWARE.

                  14. REMEDIES. The parties hereto acknowledge and agree that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that any party hereto will have the right to injunctive relief, in addition to all of its other rights and remedies at law or in equity, to enforce the provisions of this Agreement.

                  15. AMENDMENTS AND WAIVERS. Any provision of this Agreement may be amended or waived only with the prior written consent of the Company (with approval of the Board) and Employee.

                                    * * * * *

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                  IN WITNESS WHEREOF, the parties hereto have executed this
Management Subscription Agreement as of the date first written above.

                                            WELLCARE HOLDINGS, LLC

                                            By: /s/ Neal Moszkowski
                                                --------------------------------
                                                Name:  Neal Moszkowski
                                                Title: Chairman

                                             /s/ Todd S. Farha
                                            ------------------------------------
                                            Todd S. Farha